Exhibit 10.1

股份购买协议

Share Purchase Agreement

本协议由以下各方于2015年12月 1 日在北京市签订：

This Agreement is executed in Beijing, China on this day of December 1, 2015 by and among:

甲方 Party A：Recon Technology Ltd.（研控科技有限公司）

授权代表 Authorized representative：银燊平 Shenping Yin

乙方Party B：

乙方一：李素珍 Suzhen Li

乙方二：黄宝坤 Baokun Huang

乙方三：石 婧 Jing Shi

丙方 Party C：青海华油井下石油技术有限公司

Qinghai Hua You Downhole Technology Co., Ltd

授权代表 Authorized representative：黄宝坤 Baokun Huang

丁方Party D：研控恒达科技（北京）有限公司

Recon Hengda Technology (Beijing) Co., Ltd.

授权代表Authorized representative：陈广强 Guangqiang Chen

鉴于：

In view of:

1.	丙方是一家依照中华人民共和国法律法规于2011年9月8日成立并合法存续的有限责任公司，注册地在中华人民共和国青海省海西蒙古族藏族自治州，现登记注册资本为人民币1000万元；

Party C is a limited liability company incorporated and currently in good standing under the laws

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and regulations of the People’s Republic of China (PRC) with the registered address in Haixi Mongol and Tibetan Autonomous Prefecture of Qinghai province and a current registered capital of RMB 10 million yuan;

2.	乙方为丙方的现有登记股东，合计持有丙方100%的股权；

Party B represents the currently registered shareholders of Party C, holding collectively 100% of Party C’s outstanding capital stock;

3.	甲方拟向乙方发行股份；

Party A intends to issue shares to Party B;

4.	丁方为甲方在中国境内的子公司。

Party D is a subsidiary of Party A in the PRC.

上述合同各方根据中华人民共和国有关法律法规的规定，本着平等自愿的原则，经过友好协商，达成一致，特订立如下合同条款，供各方共同遵守。

According to the laws and regulations of the PRC and based on the principals of equality and voluntariness, after friendly negotiation, all Parties agree to the terms set forth below.

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第一条 释义

Article 1 Definitions

1.1	除非本协议文意另有所指，下列词语具有以下含义：

Unless otherwise indicated in this agreement, the terms below have the definitions as follows:

过渡期 Transition Period	指	本协议签署之日至就本协议项下第一期股份发行完成的时间段。 The period between the execution date of this agreement and the completion of shares issuance in the first phase.
送达 Delivery	指	本协议任一方按照本协议约定的任一种送达方式将书面文件发出的行为。 Delivery of documents by any Party pursuant to the delivery method set forth in this agreement.
本协议 This Agreement	指	本《股份购买协议》及附件。 The Share Purchase Agreement and Attachments.
工作日 Working Days	指	中华人民共和国国务院规定的法定节假日以外的工作时间。 Days other than legal holidays set forth in the regulations promulgated by the PRC State Council
“/” “/”	指	“和/或” And/or
“超过”或“小于” “more” or “less”	指	均不含本数 Does not include the number itself

1.2	本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。

The title of the provisions of this agreement are for reference only and shall not affect the meaning of the provisions herein.

第二条	股份发行前提
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Article 2 Prerequisites of Stock Issuance

2.1	各方确认，甲方在本协议项下的发行股份的义务以下列条件为前提，乙方及丙方有义务提供相关证据证明下列条件以得到全部满足：

All Parties shall confirm that the obligations of Party A to issue shares under this Agreement shall be under the following conditions, and Party B and Party C have the obligation to provide related evidence that all of the following conditions have been met:

2.1.1	乙方及丙方已经以书面形式向甲方充分、完整披露了丙方的资产、负债、权益、对外担保以及与本协议有关的信息等；乙方及丙方承诺向甲方提供的丙方财务会计报表真实地完整地反映了丙方在该期间的资产、负债和盈利状况，不存在任何虚假。
Party B and Party C have made to Party A a full and complete disclosure of Party C’s assets, liabilities, equities, guarantees to other parties and information related to this Agreement; Party B and Party C, jointly and severally, shall provide Party A with Party C’s financial and accounting statements that accurately and completely reflect the Party C’s assets, liabilities and profitability and/or losses without any false statement.

2.1.2	过渡期内，丙方的经营或财务状况没有发生重大的不利变化；未经甲方同意，丙方不得进行现金及资产的处置以及利润分配。
During the Transition Period, there is no material adverse change to the business or financial condition of Party C; Party C shall not distribute any assets, cash or profits without the permission of Party A.

2.1.3	过渡期内，未经甲方同意，乙方不得向丙方乙方以外的第三方转让其所持有的部分或全部丙方股权。 During the Transition Period, without Party A’s consent, Party B shall not transfer all or any of Party C’s shares held by Party B to any third party.
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2.1.4	过渡期内，乙方及丙方应在所有重大方面，保持丙方的组织架构完好，丙方管理层、、员工及顾问持续提供服务，维持好与主要客户的业务关系，并维持、控制和保全丙方的资产与过去经营状况一致。
During the Transition Period, Party B and Party C shall preserve intact, in all material respects, Party C’s business organizations, to keep available the services of Party C’s managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all customers with whom Party C does significant business, and preserve the possession, control and condition of Party C’s assets, all as consistent with past practice.

2.1.5	过渡期内，丙方作为连续经营的实体，不存在亦不得有任何违法、违规的行为，丙方不得处置其主要资产或在其上设置担保，也不得发生或承担任何重大债务，通常业务经营中的处置或负债除外，且单独或累计金额不得超过五万美元。
During the Transition Period, as a continuous operating entity, Party C shall maintain its existence in good standing and it shall not conduct its business nor act in a manner that would be in violation of law, Party C shall not dispose of its main assets nor place any guarantees on them. Party C shall not take on any major debt, except where such debt or liability is in the regular course of Party C’s business operations and does not exceed $50,000 either individually or in the aggregate.

2.1.6	过渡期内，无甲方书面同意（此类书面文件不得无故被扣压、设限或拖延），乙方和丙方不得：
Without limiting the generality of the foregoing sections, and except as contemplated by the terms of this Agreement, during the Transition Period, without the prior written consent of Party A (such consent not to be unreasonably withheld, conditioned or delayed), Party B and Party C shall not:

2.1.6.1	修改、取消或变更公司注册文件、章程以及其他类似文件。 Amend, waive or otherwise change, in any respect, its certificate of incorporation, bylaws or other similar organizational documents;
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2.1.6.2	授权发行、发售、授予、出售、担保，处置或提议发行、发售、担保或处置任何公司权益类证券或期权、承诺、认购或任何类型的购买或出售其权益类证券的权利，或其他证券权益，包括证券转换或交换为任何登记的股份或任何其他基于证券的承诺，或与第三方就该类证券或证券权利进行任何对冲交易。
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such equity securities or other securities interests;

2.1.6.3	拆分，合并，重新资本化或重分类任何其权益类证券或发行其他类型证券，或就相关证券作出任何支付留置或发放股份股利，或直接或间接赎回或购买或承诺购买任何证券或证券权利。
split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

2.1.6.4	引致，创造，承担，支付或其他任何可以导致公司承担超过5万美元（单独或累计）负债的行为，对第三方贷款、预支或投资，或担保或为任何第三方背书，承担债务或承诺。
incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party;

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2.1.6.5	在法律要求范围或现有任何已建立的福利支出计划或依据过去行为可知的任何正常商业行动范围以外的增加薪酬，工资或任何员工的补偿超过现金额的5%，或增加上述人员的奖金超过现金额的5%，或就2016财年和2017财年的奖金作出承诺，或者显著增加上述人员的福利待遇，与丙方任何现有顾问、管理层、董事或员工签订、建立或显著更改现有福利计划。
increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2016 or 2017, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee of Party C, in each case other than as required by applicable law, pursuant to the terms of any already established benefit plan or in the ordinary course of business consistent with past practice;

2.1.6.6	作出或撤销任何关于税务的重要选择，就税务问题作出的任何和解、起诉、诉讼、处置、仲裁、调查审计或争议，修正纳税申报表、退税申请，或就任何税务政策或程序进行重大变更。
make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable law;

2.1.6.7	转移或授予任何第三方，或扩展，作出重大修订，允许失效或无法保留丙方目前已注册的无形资产，知识产权，已注册知识产权或其他丙方持有的无形资产，或乙方授权丙方使用的无形资产，或向任何未签订保密协议的第三方公布任何甲方、丙方和丁方的商业秘密。
transfer or license to any third party or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Party C’s registered intellectual property, licensed intellectual property or other intellectual property held by Party C or by Party B for the benefit of Party C, or disclose any of Party A, C or D’s trade secrets to any third party who has not entered into a confidentiality agreement;
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2.1.6.8	取消或放弃或转让任何丙方合同中的重大权利，或出租或签订任何（A）每年支出可能会超过5万美元的合同；或（B）签订超过一年的不支付重大罚款无法取消的或需多至提前60天通知方可取消的合同。
terminate or waive or assign any material right under any of Party C’s material contracts or any lease or enter into any contract (A) involving amounts potentially exceeding $50,000 per year or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

2.1.6.9	未合理维护与过去交易相关的重要会计账簿，会计记录以及会计凭证。 fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
2.1.6.10	设立任何子公司或者设置新的业务线； establish any Subsidiary or enter into any new line of business;
2.1.6.11	未能通过商业上合理的努力以保证保险条款的有效或取代或修订与资产、运营和公司活动相关的现行有效的保险政策或文件。
fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect;

2.1.6.12	对现有重大资产进行重新估值或对会计政策，准则或实践作出重大变更，美国通用会计准则和公司审计允许的部分除外。
revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by the Company’s outside auditors;
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2.1.6.13	除只作出金钱赔偿外的，金额不超过5万美元的，或公司财务记录中已存在的就任何索赔、诉讼或纠纷的放弃，取消，分配，解决或和解。
waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

2.1.6.14	结束或显著减少公司行为或努力，或解雇和减少公司员工。 close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;
2.1.6.15	并购，包括任何兼并，吸收合并或购买任何股权或资产，或其他形式的业务整合，公司合并，设立合伙，有限公司或其他形式的业务组织或分布，或购买其他任何重大金额的正常业务需求以外的资产。
acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

2.1.6.16	作出超过5万美元的资本化支出。 make capital expenditures in excess of $50,000 (individually or in the aggregate);
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2.1.6.17	采取全面或部分清算、解散、兼并、吸收合并、重组、重新资本化或其他重组行为的计划。 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
2.1.6.18	自愿承担重大合同中条款所涉及的或员工福利计划以外的任何金额超过5万美元的负债或义务。
voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of a material contract or employee benefit plan;

2.1.6.19	出售，出租，许可，交货或掉期，抵押或担保或承担债务（包括证券化），或其他任何处置重大比例的不动产，固定资产或权利的行为。
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

2.1.6.20	就丙方的投票权作出任何协议，理解或安排。 enter into any agreement, understanding or arrangement with respect to the voting of Party C’s securities;
2.1.6.21	从事任何可能被合理认为将导致延迟或损害丙方取得任何与本协议相关的政府部门同意或批准的行为。
take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with this agreement;

2.1.6.22	达成，修改，放弃或取消（根据条款需要取消的事项除外）与任何关联方的任何交易。 enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties; or
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2.1.6.23	授权或同意从事任何上述相关事项。 authorize or agree to do any of the foregoing actions.

2.2	若乙方或丙方存在任何违反本协议第2.1条约定的情况，则甲方有权单方解除本协议，并要求乙方承担相应赔偿责任。
If Party B or Party C conducts any violation of the agreed conditions under Section 2.1, Party A shall have the right to unilaterally terminate this agreement, and require Party B to assume the corresponding liability.

第三条	股份发行方案

Article 3 Share Issuance Plan

3.1	各方同意，甲方拟向乙方支付共计600万美元的股份和现金，乙方一、乙方二及乙方三分别获发的股份数量/现金金额按照其各自在丙方的持股比例计算，前述股份发行/现金支付应分两期进行，其中：

All Parties agree that Party A intends to pay a total of US$6 million in a combination of shares and cash as consideration to Party B, Party B1, Party B2 and Party B3, which will be distributed in accordance with each party’s respective percentage of ownership interest in Party C. The above share issuance/cash payments will be completed in two phases, including:

（1）	第一期拟向乙方发行360万美元的股份，每一股股份的金额为本协议签署日前二十个交易日甲方股份的加权平均股价的120%；
In the first phase (“Phase One”), Party A shall issue shares with an aggregate value of US$3,600,000 to Party B, the value of each share should be 120% of the weighted average price of the shares over the preceding 20 days before the agreement’s execution;

（2）	第二期拟向乙方支付240万美元的现金，但甲方有权依据本协议第3.3条关于业绩承诺的规定对实际支付的金额作出调整, 且该金额的支付需要满足第3.3条约定的其他条件。
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, 且该金额的支付需要满足第3.3条约定的其他条件。
In the second phase (“Phase Two”), Party A intends to pay US$2.4 million to Party B in cash; However, Party A has the right to adjust the amount to be paid pursuant to the provisions of Section 3.3 of this agreement and such cash payment shall not be due and owing until the conditions set forth in Section 3.3 have been met.

3.2	各方同意，在本协议生效且满足以下约定的条件后甲方应向乙方按照本协议3.1条的规定发行第一期股份：
All Parties agree that Party A shall issue the shares described in Section 3.1 above in accordance with the provisions of this agreement after execution of this Agreement and after the following conditions have been met:

（1）	甲方已经对丙方完成了相关尽职调查，并对其调查结果满意； Party A has completed due diligence on Party C, and Party A is satisfied with the results of such due diligence.
（2）	本次股份发行已经取得所有相关的同意和批准，包括甲方股东大会的批准、丙方内部和其他第三方的批准，以及相关政府部门、证券交易所（Nasdaq）的批准（如有）；
All relevant consents and approvals have been obtained in connection with the share issuance, including approval by Party A’s shareholders, Party C and any required third party, related government departments, and the NASDAQ stock exchange, as required.

（3）	各方已经签署在内容和形式上均令甲方接受的如附件一的控制协议； All Parities have signed the control agreements as set forth in the Attachment A.
（4）	丙方无重大不利变化。 Party C has no material adverse change.
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（5）	所有根据本协议发行的股份均为限制性普通股，并设有12个月的锁定期期限即（“锁定期”），该期间内乙方将不得转让、担保或处置该部分股份。此外，锁定期内，乙方将授权甲方通知股份登记机构限制该部分股份的转让并设置相应标注。
All Shares issued pursuant to this Agreement shall be restricted ordinary shares and such shares shall be subject to a twelve (12) month lock-up period (the “Lock-Up Period”) during which Party B may not offer, sell pledge or otherwise dispose of the shares. Furthermore, during the Lock-Up Period, Party B authorizes the Party A to cause the transfer agent for the shares to decline to transfer and to note stop transfer restrictions on its stock register.

3.3	各方同意，在满足以下约定的条件后甲方应向乙方支付第二期对价： All Parties agree to proceed with the Phase Two payment, as described in Section 3.1 above, so long as the following conditions have been met:
（1）	丙方无重大不利变化； Party C has no material adverse change;
（2）	丙方达成以下业绩承诺： Party C shall have reached the following performance goals:
(a)	如果丙方2016财年可以实现净利润增长15%，则甲方将向乙方支付140万美元现金；如果丙方2017财年可以继续实现15%的净利润增长，则甲方将向乙方支付余下100万美元现金对价。
If Party C’s net profit for fiscal year 2016 shall increase by 15%, as compared with fiscal year 2015’s financial statements, Party A shall pay Party B $1.4 million in cash; If Party C’s net profit for fiscal year 2017 increases by an additional 15%, as compared with fiscal year 2016’s audited financial statements, Party A shall pay Party B the remaining $1.0 million in cash.

(b)	如果丙方2016财年或2017财年的实际净利润增长率(N%)超过或者少于15%，
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则2016财年或2017财年甲方将向乙方支付的现金金额=140万美元或者100万美元*( N%/15%)。
If Party C’s audited FY2016 and FY2017’s net profit growth rate exceed’s 15% (N%), Party A shall pay Party B an earn-out part by using the formula of $1.4 million or $1.0 million *(N%/15%).

(c)	甲方依据上述3.3条(2)(b) 款实际向乙方支付的金额不得超过140万美元或100万美元的200%，亦不得少于140万美元或100万美元的50%，但本协议第3.4条另有规定的除外。
Party A shall, based on the above Section 3.3(2)(b), pay an amount to Party B not exceeding 200% of $1.4 million or $1.0 million, nor below 50% of $1.4 million or $1.0 million, except as otherwise provided in the item 3.4 in this Agreement.

(d)	甲方依据上述3.3条（2）款应向乙方支付的义务将仅在甲方收到并分析确认丙方各对应财务年度经审计的财务结果后产生。鉴于此，公司依据这两次支付义务发生的时点将分别开始于2016年9月30日以及2017年9月30日。
The above amounts due under this section 3.3(2) shall not be due and owing until after Party A has received and analyzed, to its satisfaction, Party C’s audited financial statements for each respective fiscal year. As such, it is estimated that the payments, if any, shall be due and owing on or about September 30, 2016 and September 30, 2017.

3.4	各方同意，如本协议第3.3条约定的业绩承诺期内丙方2016财年或2017年实际利润增长率为负，则甲方不再负有继续向乙方发行第二期股份或支付任何现金的义务。
All parties agree that, according to the performance commitments set forth in section 3.3, if Party C has a decrease in its actual net profit growth rate in FY2016, Party A shall not have any obligation to pay the Phase Two consideration to Party B.

第四条	相关手续的办理

Article 4 Related Procedures

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4.1	各方同意，本协议附件一控制协议项下的股权质押登记手续由丙方负责办理。

All Parties agree that Party C will be responsible for the share pledge registration in accordance with the terms of the Control Agreement set forth in Attachment A.

4.2	股权质押登记手续如产生任何费用由丙方承担。

Party C shall bear all expenses in connection with share pledge registration.

第五条	丙方管理

Article 5 Corporate Governance of Party C

5.1	乙方同意并保证，附件一的控制协议签署后，乙方在丙方的股东权利应当由丁方行使。

Party B agrees and guarantees that, after signing the control agreement in attachment A, all rights of Party B as shareholders of Party C shall be exercised by Party D.

5.2	丁方权利。丁方享有作为股东所享有的如下权利（1）参加丙方的股东会，并签署有关股东会决议；（2）行使按照法律和丙方的章程规定乙方所享有的全部股东权利，包括但不限于股东表决权、出售或转让或质押或处置丙方股权的全部或任何一部分的权利；以及（3）作为乙方的授权代表指定和任命丙方的法定代表人、董事长、董事、监事、总经理以及其他高级管理人员等。

Rights of Party D. As a shareholder, Party D shall have the following rights: (1) to attend shareholder meetings of Party C and sign shareholder resolutions, (2) to exercise shareholder rights under laws and bylaws of Party C, including but not limited to shareholder voting rights, right to sell, transfer, pledge or dispose of all or part of its shares; and (3) to act as Party B’s authorized representative and appoint the legal representative, chairman of board of directors, director, supervisor, general manager and other members of senior management of Party C.

第六条	竞业限制

Article 6 Non-Competition

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6.1	乙方承诺丙方是乙方经营相关业务的唯一实体，即乙方不得另设或参股与丙方主营业务相同的公司。

Party B represents and warrants that Party C is the only operating entity it has established in this line of of business and that Party B will not in any way compete with Party C’s business, whether that be by establishing or investing in any entity with the same primary business as Party C.

6.2	乙方/丙方同意采取有效措施确保丙方的高级管理人员不得设立或以任何形式（包括但不限于以股东、合伙人、董事、监事、经理、职员、代理人、顾问等等身份）参与与丙方业务相竞争/相关联的其他经营实体。

Party B and Party C agree to take effective measures to ensure that senior executives of Party C do not set up or participate in any other operating entities or affiliated entities with operations that compete with Party C.

6.3	乙方同意，乙方/丙方违反本协议第6.1条、第6.2条的承诺，致使甲方或丁方的利益受到任何损害的，应就甲方或丁方遭受的直接或间接损失承担赔偿责任。

Party B agree that, if Party B or Party C breaches Sections 6.1 and 6.2 of this Agreement and causes any damage to Party A’s or Party D’s interests in any way, Party B will be liable for all direct and indirect damages of Party A and Party D.

第七条	知识产权的占有与使用

Article 7 Possession and use of intellectual property

7.1	乙方/丙方单独并共同声明、承诺并保证，本协议签订之时及本协议签订之后，丙方是丙方企业名称、商标和专利、商品名称及品牌、网站名称、域名、专有技术、各种经营许可证等相关知识产权、许可权的唯一的、合法的所有权人；上述知识产权均经过必要的相关政府部门批准或备案，且所有为保护该等知识产权而采取的合法措施均经过政府部门批准或备案，并保证按时缴纳相关费用，保证其权利的持续有效性。Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that, at and after the execution of this Agreement, Party C is the sole legal owner of its intellectual property rights and permits, including the business name, trademarks, patents, product names and brands, web names, domain names, proprietary technologies and various licenses and permits. Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that all legal measures taken to protect the foregoing intellectual property have been approved by or recorded with related government agencies, all related expenses will be paid on time, and the foregoing rights will be continuously valid.
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7.2	若与丙方生产经营相关的知识产权未在丙方名下，乙方/丙方应确保相关权利人按照合理的方式在本协议签署后将相关知识产权无偿或以法律法规允许的最低价格转移至丙方名下。If intellectual property rights related to Party C’s products and operations are not under its name, Party B and Party C shall ensure that, in a reasonable manner and in accordance with relevant intellectual property rights laws and regulations, all related rights and ownership interests in the intellectual property will be transferred to Party C free or at the lowest price permitted by law after the execution of this Agreement.

第八条	债权和债务

Article 8 Debts and Liabilities

8.1	乙方/丙方，分别和共同确认并承诺，在签订本协议之前不存在任何未披露的已发生或潜在的债务和责任（包括但不限于合同债务、侵权之债以及相关部门给予的各种行政罚款），且在过渡期内没有甲方和丁方同意，将不会产生相关负债或责任。

Party B and Party C, individually and jointly and severally, represent and warrant that there are no undisclosed existing or potential debts and liabilities prior to the execution of this Agreement (including but not limited to contractual liability, tort liability, and fines by various government agencies) and there will be no debts or liabilities will be entered into during the transition period without the consent of Party A and Party D (such consent not be unreasonably withheld).

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8.2	乙方同意，对未以书面形式向甲方披露的丙方的债务和责任，由乙方承担。，乙方应当在实际发生赔付后5个工作日内全额向丙方进行补偿。

Party B agrees to be liable for any debts and liabilities that have not been disclosed to Party A in writing. If Party C incurs any debts and liabilities, Party B shall compensate Party C in the full amount within five working days after the payment has been made by Party C.

第九条	保证和承诺

Article 9 Representations and Warranties

9.1	甲方及丁方，分别和共同向乙方和丙方保证和承诺如下： Party A and Party D, individually and jointly and severally, make the following representations and warranties to Party B and Party C:
（1）	甲方及丁方是依法注册成立并且合法存续的企业法人，具有签署本协议的权利能力和行为能力，并有足够的能力全面履行本协议规定的义务。Party A and Party D are enterprises legally registered and currently in good standing with the ability to sign this agreement and fully perform obligations under this Agreement.

9.2	乙方及丙方，分别和共同向甲方和丁方保证和承诺如下：

Party B and Party C, individually and jointly and severally, represent and warrant to Party A and Party D as follows:

(1)	丙方是一家依照中华人民共和国法律法规于成立并合法存续的有限责任公司。

Party C is a limited liability company duly formed, validly existing and in good standing under the laws of the PRC.

(2)	拥有签订并履行本协议义务的全部权利与授权，并依据中国法律具有签订本协议所有的资格条件和/或行为能力。本协议的签署和履行不会与丙方公司章程或有关法律、法规、条例等有约束力的规范性文件或丙方签订的协议等所承担的义务相冲突。

Party B and Party C each have the right and authority to sign this agreement, and to exercise rights and perform obligations hereunder. They have the qualifications and ability required to

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sign this agreement under PRC laws. The execution and performance of this agreement will not conflict with Party C’s bylaws, binding documents, including any governing laws, regulations and rules, or any agreement signed by Party C.

(3)	本协议的签订或履行不违反以其为一方的任何重大合同或协议。

The execution or performance of this agreement will not violate any material agreement signed by any Party.

(4)	已就与本次交易有关的所有信息和资料，向甲方进行且将在过渡期内仍将进行充分、详尽、及时的披露，没有重大遗漏、误导和虚构。保证自本协议签订至整个过渡期内其向甲方提供的一切文件资料均是真实、有效完整的。

Party B and Party C have made a full, detailed, complete and timely disclosure of all information and materials related to this transaction, and will continue to do so through the Transition Period, without any material omission, misleading or false information. Party B and Party C also represent and warrant that all documents provided to Party A are true, valid and complete as of the date of this Agreement and will remain so through the Transition Period.

(5)	保证丙方全面履行本协议约定的义务，乙方的保证方式为连带责任保证。

Party B and Party C will fully perform their obligations under this agreement and Party B bears joint and several liabilities for Party C’s actions.

(6)	已向且在过渡期内持续向甲方披露所涉及或可能涉及的仲裁、诉讼、司法执行等法律纠纷或行政处罚、政府调查等事项，并就此等事项可能给丙方或本协议的履行造成的影响已向甲方作了充分的陈述和说明。

Party B and Party C have already disclosed to Party A, and will continue to disclose through the Transition Period, all legal enforcement and government investigation related matters such as arbitration, litigation, and judicial enforcement and have made, and will continue to make, full disclosure with regard to the potential impact of such matters on Party C or its performance of this agreement.

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(7)	丙方目前及未来的财务会计报表公正真实地反映了丙方的经营业绩及资产负债状况，不包含任何虚假成分，没有为误导甲方而故意省略部分关键事实。

The financial statements of Party C, now and in the future, fairly and accurately reflect the operating results, assets and liabilities of Party C without any false element or intentional and partial omission of key facts to mislead Party A.

(8)	保证丙方的关键管理人员和技术骨干在本协议签署后与丙方签订不低于五年的劳动合同及相关保密、不竞争协议（如甲方要求）。该类协议正本或副本将被提供给甲方和丁方。

Key personnel and technical staff of Party C have signed employment agreements and related non-disclosure and non-compete agreements (per Party A’s request) for a period of not less than five years from the execution of this agreement. Originals or copies of all such confidentiality agreements have been, or will be during the Transition Period, delivered to Party A and Party D.

(9)	保证本协议签署后30日内办理完成附件一控制协议项下的股权质押登记。
Party B and C will cooperate in completing the share pledge registration according to the control agreements attached hereto as Attachment A within 30 days from signing this agreement.

(10)	在中国法律法规允许的情况下，乙方应尽快完成或者全力配合甲方/丁方完成相应的外汇登记。
If permitted by PRC laws and regulations, Party B shall complete, or cooperate with Party A and Party D to complete, foreign currency registration as soon as possible.

第十条	通知及送达

Article 10 Notices and Deliveries

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10.1	在本协议有效期内，因法律、法规、政策的变化，或任一方丧失履行本协议的资格和/或能力，导致影响本协议的履行，该方应承担相应的在合理时间内通知的义务。

Within the term of this agreement, if any changes in laws, regulations, and policies cause any loss of the ability or qualification of any Party to perform its obligations under this agreement which affects the performance of this agreement, such Party shall have the obligation to notify the other Parties within a reasonable time period.

10.2	各方同意，与本协议有关的任何通知，以书面送达方式方为有效。

All Parties agree that any notice related to this agreement shall be given in writing.

10.3	通知送达下列地点或各方的实际经营地或住所地： Notice should be delivered to the following locations or the actual business location or domicile of all Parties:

甲 方地址： 北京市朝阳区拂林路9号景龙国际大厦C座1902

Address of Party A: Room 1902, Jing long Guo ji,No. 9 Fulin Road, Chaoyang District,Beijing, P.R.China

乙方一地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Party B1: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province;

乙方二地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Part B2: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province, P.R. China;

乙方三地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Party B3: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province, P.R. China;

丙 方地址： 青海省茫崖花土沟环城路0467号华油井下公司

Address of Party C: Address of Part B1: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya

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city, Qinghai Province, P.R. China;

丁 方地址：北京市海淀区知春路51号慎昌大厦五层5771室

Address of Party D: Room 5771, 5th Floor, Shen Chang Building, Zhi Chun Road, Haidian District, Beijing, P.R. China.

第十一条	违约及其责任

Article 11 Breach of Contract

11.1	本协议生效后，各方应按照本协议的规定全面、适当、及时地履行其义务、承诺及其他相关约定，除不可抗力因素外若本协议的任何一方违反本协议的义务、承诺及其他相关约定，则构成违约。

After this agreement becomes effective, any breach of any obligations, warranties or any other provisions under this agreement by any party due to reasons other than force majeure constitute a breach.

11.2	一旦发生违约行为（包括违反保证和承诺），违约方应当向守约方支付违约金，并赔偿因其违约而给守约方造成的损失。支付违约金并不影响守约方要求违约方继续履行合同。

Once a breach occurs (including a breach of representations and warranties), the breaching Party shall pay damages to the other non-breaching Parties. Paying damages shall not affect the non-breaching Parties’ request that the breaching Party to continue to perform under this agreement.

第十二条	合同的变更、解除

Article 12 Amendment and Termination

12.1	本协议的任何修改、变更应经合同各方另行协商，并就修改、变更事项签署书面合同后方可生效。

Any amendment and change to this agreement shall be based on negations of all Parties and shall become effective only after all Parties have signed the agreements on such amendment or

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change.

12.2	本协议在下列情况下解除：经协议各方当事人协商一致解除；或者，任一方发生违约行为并在30天内不予更正的，或发生累计两次或以上违约行为，守约方有权单方解除；或者，本协议因不可抗力，造成本协议无法履行。

This agreement can be terminated under the following conditions: (1) all Parties consent to the termination of this agreement after negotiation; (2) if any Party fails to cure its breach within 30 days or if any Party has breached the agreement two or more times, regardless of whether or not it has cured such breach, then the non-breaching Parties can unilaterally terminate the agreement; or (3) this agreement cannot be performed due to force majeure.

12.3	有权提出解除合同的一方应当以书面形式通知，通知在到达其他各方时生效。

The Party with the right to terminate shall notify the other Parties in writing and such notice shall become effective when it is delivered to other Parties.

12.4	本协议被解除后，不影响一方当事人要求支付违约金和赔偿损失的权利。

After this Agreement is terminated, the rights of any Parties to obtain liquidated damages and compensation for loss of rights under this agreement shall not be affected.

第十三条	争议解决

Article 13 Settlement of Disputes

13.1	本协议的效力、解释及履行均适用中华人民共和国法律。

The validity, interpretation, and performance of this agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2	合同各方当事人因本协议发生的任何争议，均应首先通过友好协商解决，协商不成，各方均有权选择向位于北京的中国国际经济贸易仲裁委员会提起仲裁，依据该会届时有效的仲裁规则进行仲裁，仲裁裁决是终局的，对各方均具有法律执行力。

All Parties of this Agreement shall resolve any dispute arising from this agreement through

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friendly negotiation. If negotiation fails, all Parties have the right to choose arbitration before the China International Economic and Trade Arbitration Commission in Beijing. Final arbitration awards according to arbitration rules of such commission shall be binding on all Parties.

第十四条	附则

Article 14 Miscellaneous

14.1	本协议自各方签字、盖章后成立并生效。

This agreement shall become effective after all Parties sign or place their stamps on the agreement.

14.2	本协议未尽事宜，各方可另行签署补充协议，该补充协议与本协议是一个不可分割的整体，并与本协议具有同等法律效力。本协议附件是本协议的组成部分，与本协议具有同等的法律效力。

All Parties can sign supplemental agreements with regard to any matters unaddressed in this agreement. Such supplemental agreements will be considered part of this agreement and have the same validity as this agreement.

14.3	本协议用中文书写，一式6份，各方各持一份，具有同等法律效力。

This agreement is in Chinese with six originals, one for each Party and with the same validity.

（以下无正文，为本协议签署页）

(Intentionally Left Blank and Signature Page follows)

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本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

甲方 Party A：Recon Technology Ltd.（研控科技有限公司）

__/s/ Shenping Yin______________

姓名/Name：银燊平Shenping Yin

职务/Title ：CEO

乙方一：李素珍

Party B1: Suzhen Li

_/s/ Suzhen Li _______________

乙方二：石 婧

Party B2: Jing Shi

__/s/ Jing Shi___________________

乙方三：黄宝坤

Party B3: Baokun Huang

_/s/ Baokun Huang_______________

丙方/Party C：

青海华油井下石油技术有限公司

Qinghai Hua You Downhole Technology Co., Ltd

__/s/ Baokun Huang________________________

姓名/Name：黄宝坤Baokun Huang

职务/Title：法人代表/授权签字人Legal/ Authorized Representative

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丁方/Party D：

研控恒达科技（北京）有限公司

Recon Hengda Technology (Beijing) Co., Ltd .

__/s/ Chen Guangqiang________________________

姓名/Name：陈广强Guangqiang Chen

职务/Title：法人代表/授权签字人Legal/Authorized representative

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附件一：控制协议

Attachment A: Control Agreement

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